UNDERLYING FUNDS TRUST

SELLING AGENT AGREEMENT

THIS AGREEMENT is made and entered into as of this 28th day of April, 2006, by and between UNDERLYING FUNDS TRUST, a Delaware statutory trust (the “Trust”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Selling Agent”).  ALTERNATIVE INVESTMENT PARTNERS, LLC, a Delaware limited liability company and the investment adviser to the Trust (the “Adviser”), is a party hereto with respect to Section 5 only.

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Selling Agent is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the National Association of Securities Dealers, Inc. (the “NASD”);

WHEREAS, the Trust desires to retain the Selling Agent as selling agent in connection with the sale of the Shares of each series of the Trust listed on Exhibit A hereto (as amended from time to time) (each a “Fund” and collectively, the “Funds”) to certain series of AIP Alternative Strategies Funds (collectively, the “AIP Funds”), hereinafter referred to as a sale; and

WHEREAS, this Agreement has been approved by a vote of the Trust’s board of trustees (“Board of Trustees” or the “Board”), including its disinterested trustees voting separately, in conformity with Section 15(c) of the 1940 Act.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Appointment of Quasar as Selling Agent

The Trust hereby appoints the Selling Agent as its agent for the sale of Shares to the AIP Funds, on the terms and conditions set forth in this Agreement, and the Selling Agent hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.  The services and duties of the Selling Agent shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Selling Agent hereunder.

2.	Services and Duties of the Selling Agent

A.
The Selling Agent agrees to sell Shares to the AIP Funds on a best efforts basis as agent for the Trust upon the terms and at the current offering price described in the Prospectus.  As used in this Agreement, the term “Prospectus” shall mean the current prospectus, including the statement of additional information, as both may be amended or supplemented, relating to the Fund and included in the currently effective registration statement (the “Registration Statement”) of the Trust filed under the 1940 Act.  The Trust shall in all cases receive the net asset value per Share on all sales.

A-1

B.
During the continuous sale of Shares, the Selling Agent will hold itself available to receive orders, satisfactory to the Selling Agent, for the purchase of Shares and will accept such orders on behalf of the Trust.  Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

C.	The Selling Agent acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus.

D.
The Selling Agent, at its sole discretion, may repurchase Shares offered for sale, subject to the restrictions set forth in the Prospectus, by shareholders of the Fund.  Repurchase of Shares by the Selling Agent shall be at the price determined in accordance with, and in the manner set forth in, the Prospectus.  At the end of each business day, the Selling Agent shall notify the Trust and its transfer agent, by any appropriate means, of the orders for repurchase of Shares received by the Selling Agent since the last report, the amount to be paid for such Shares and the identity of the shareholders offering Shares for repurchase.  The Trust reserves the right to suspend such repurchase right upon written notice to the Selling Agent.  The Selling Agent further agrees to act as agent for the Trust to receive and transmit promptly to the Trust’s transfer agent, shareholder requests for redemption of Shares.

E.	The Selling Agent shall devote its best efforts to effect sales of Shares of the Fund but shall not be obligated to sell any certain number of Shares.

F.	The Selling Agent shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

G.	The Selling Agent agrees to advise the Trust promptly in writing of the initiation of any proceedings against it by the SEC or its staff, the NASD or any state regulatory authority.

3.	Representations and Covenants of the Trust

A.	The Trust hereby represents and warrants to the Selling Agent, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)
It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)
This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(3)
It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(4)	All Shares to be sold under this Agreement, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable;

(5)	The Registration Statement, and Prospectus included therein, have been prepared in conformity with the requirements of the 1940 Act and the rules and regulations thereunder; and

(6)
The Registration Statement (at the time of its effectiveness) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Selling Agent pursuant to this Agreement shall be true and correct in all material respects.

B.
The Trust, or its agent, shall take or cause to be taken, all necessary action to qualify the Shares in the State of New York and maintain an effective Registration Statement under the 1940 Act.  The Trust authorizes the Selling Agent to use the Prospectus, in the form furnished to the Selling Agent from time to time, in connection with the sale of Shares to the AIP Funds.

C.	The Trust agrees to advise the Selling Agent promptly in writing:

    (i) of any material correspondence or other communication by the Securities and Exchange Commission (the “SEC”) or its staff relating to the Fund, including requests by the SEC for amendments to the Registration Statement or Prospectus;

    (ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

    (iii) of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading;

    (iv) of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus, which may from time to time be filed with the SEC; and

    (v) in the event that it determines to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise, or in the event that it determines to suspend the redemption of Shares at any time as permitted by the 1940 Act or the rules of the SEC, including any and all applicable interpretations of such by the staff of the SEC.

D.	The Trust hereby notifies the Selling Agent that each sale of the Shares shall occur only in the State of New York, unless and until the Trust notifies the Selling Agent otherwise in writing.

E.
The Trust agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

F.
The Trust shall fully cooperate in the efforts of the Selling Agent to sell the Shares and shall make available to the Selling Agent a statement of each computation of net asset value.  In addition, the Trust shall keep the Selling Agent fully informed of its affairs and shall provide the Selling Agent, from time to time, copies of all information, financial statements and other papers that the Selling Agent may reasonably request for use in connection with the sale of Shares, including without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountants and such reasonable number of copies of the Prospectus and annual and interim reports to the shareholders as the Selling Agent may request.  The Trust shall forward a copy of any SEC filings, including the Registration Statement, to the Selling Agent within one business day of any such filings.  The Trust represents that it will not use or authorize the use of any advertising or sales materials.  Nothing in this Agreement shall require the sharing or provision of materials protected by privilege or limitation of disclosure, including any applicable attorney-client privilege or trade secret materials.

G.
The Trust has reviewed and is familiar with the provisions of NASD Rule 2830(k) prohibiting directed brokerage.  In addition, the Trust agrees not to enter into any agreement (whether orally or in writing) under which the Trust directs or is expected to direct its brokerage transactions (or any commission, markup or other payment from such transactions) to a broker or dealer for the sale of the Shares or the shares of any other investment company.  In the event the Trust fails to comply with the provisions of NASD Rule 2830(k), the Trust shall promptly notify the Selling Agent.

4.	Additional Representations and Covenants of the Selling Agent

The Selling Agent hereby represents, warrants and covenants to the Trust, which representations, warranties and covenants shall be deemed to be continuing throughout the term of this Agreement, that:

(1)
It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)
This Agreement has been duly authorized, executed and delivered by the Selling Agent in accordance with all requisite action and constitutes a valid and legally binding obligation of the Selling Agent, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(3)
It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(4)	It is registered as a broker-dealer under the 1934 Act and is a member in good standing of the NASD;

(5)
It: (i) has adopted an anti-money laundering compliance program (“AML Program”) that satisfies the requirements of all applicable laws and regulations; (ii) undertakes to carry out its AML Program to the best of its ability; (iii) will promptly notify the Trust and the Adviser if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency; and (vi) will promptly remedy any material deficiency of which it learns; and

(6)
In connection with all matters relating to this Agreement, it will comply with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal or state laws and regulations.

5.	Compensation

The Selling Agent shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time).  The Selling Agent shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Selling Agent in performing its duties hereunder.  The Adviser, on behalf of the Trust, shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute.  The Adviser shall notify the Selling Agent in writing within 30 calendar days following receipt of each invoice if the Adviser is disputing any amounts in good faith. The Adviser shall pay such disputed amounts within 10 calendar days of the day on which the parties agree on the amount to be paid.  With the exception of any fee or expense the Adviser is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date.

6.	Expenses

A.
The Trust shall bear all costs and expenses in connection with the registration of its Shares with the SEC and its related compliance with state securities laws, as well as costs and expenses in connection with the offering of the Shares and communications with shareholders, including but not limited to: (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses; (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders; and (iv) fees required in connection with the sale of Shares in the State of New York pursuant to Section 3(D) hereof.

B.
The Selling Agent shall bear the expenses of registration or qualification of the Selling Agent as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.  The Selling Agent does not assume responsibility for any expenses not expressly assumed hereunder.

7.	Indemnification

A.
The Trust shall indemnify, defend and hold the Selling Agent and each of its managers, officers, employees, representatives and any person who controls the Selling Agent within the meaning of Section 15 of the 1933 Act (collectively, the “Selling Agent Indemnitees”), free and harmless from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys’ fees) (collectively, “Losses”) that the Selling Agent Indemnitees may sustain or incur or that may be asserted against a Selling Agent Indemnitee by any person (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, or in any annual or interim report to shareholders, or (ii) arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) based upon the Trust’s refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement; provided, however, that the Trust’s obligation to indemnify the Selling Agent Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, or annual or interim report in reliance upon and in conformity with written information relating to the Selling Agent and furnished to the Trust or its counsel by the Selling Agent for the purpose of, and used in, the preparation thereof.  The Trust’s agreement to indemnify the Selling Agent Indemnitees is expressly conditioned upon the Trust being notified of such action or claim of loss brought against the Selling Agent Indemnitees within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Selling Agent Indemnitees, unless the failure to give notice does not prejudice the Trust; provided, that the failure so to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust’s indemnity agreement contained in this Section 7(A).

B.
The Trust shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust and approved by the Selling Agent, which approval shall not be unreasonably withheld.  In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Selling Agent Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by them.  If the Trust does not elect to assume the defense of any such suit, or in case the Selling Agent does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Trust and the Selling Agent Indemnitees, the Trust will reimburse the Selling Agent Indemnitees for the reasonable fees and expenses of any counsel retained by them.  The Trust’s indemnification agreement contained in Sections 7(A) and 7(B) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Selling Agent Indemnitees and shall survive the delivery of any Shares and the termination of this Agreement.  This agreement of indemnity will inure exclusively to the benefit of the Selling Agent Indemnitees and their successors.  The Trust agrees promptly to notify the Selling Agent of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the sale of any of the Shares.

C.
The Trust shall advance attorneys’ fees and other expenses incurred by any Selling Agent Indemnitee in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 7 to the maximum extent permissible under applicable law.

D.
The Selling Agent shall indemnify, defend and hold the Trust and each of its trustees, officers, employees, representatives and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Trust Indemnitees”), free and harmless from and against any and all Losses that the Trust Indemnitees may sustain or incur or that may be asserted against a Trust Indemnitee by any person (i) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, or in any annual or interim report to shareholders, or (ii) arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, or (iii) based upon the Selling Agent’s refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement; provided, however, that with respect to clauses (i) and (ii), above, the Selling Agent’s obligation to indemnify the Trust Indemnitees shall only be deemed to cover Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus or annual or interim report to shareholders in reliance upon and in conformity with written information relating to the Selling Agent and furnished to the Trust or its counsel by the Selling Agent for the purpose of, and used in, the preparation thereof.  The Selling Agent’s agreement to indemnify the Trust Indemnitees is expressly conditioned upon the Selling Agent being notified of any action or claim of loss brought against the Trust Indemnitees within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust Indemnitees, unless the failure to give notice does not prejudice the Selling Agent; provided, that the failure so to notify the Selling Agent of any such action shall not relieve the Selling Agent from any liability which the Selling Agent may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Selling Agent’s indemnity agreement contained in this Section 7(D).

E.
The Selling Agent shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Selling Agent elects to assume the defense, such defense shall be conducted by counsel chosen by the Selling Agent and approved by the Trust, which approval shall not be unreasonably withheld.  In the event the Selling Agent elects to assume the defense of any such suit and retain such counsel, the Trust Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by them.  If the Selling Agent does not elect to assume the defense of any such suit, or in case the Trust does not, in the exercise of reasonable judgment, approve of counsel chosen by the Selling Agent, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Trust Indemnitees and the Selling Agent, the Selling Agent will reimburse the Trust Indemnitees for the reasonable fees and expenses of any counsel retained by them.  The Selling Agent’s indemnification agreement contained in Sections 7(D) and 7(E) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust Indemnitees and shall survive the delivery of any Shares and the termination of this Agreement.  This agreement of indemnity will inure exclusively to the benefit of the Trust Indemnitees and their successors.  The Selling Agent agrees promptly to notify the Trust of the commencement of any litigation or proceedings against the Selling Agent or any of its officers or directors in connection with the sale of any of the Shares.

F.
The Selling Agent shall advance attorneys’ fees and other expenses incurred by any Trust Indemnitee in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 7 to the maximum extent permissible under applicable law.

G.	No party to this Agreement shall be liable to the other parties for consequential, special or punitive damages under any provision of this Agreement.

H.
No person shall be obligated to provide indemnification under this Section 7 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the NASD; provided, however, in such event indemnification shall be provided under this Section 7 to the maximum extent so permissible.

8.	Proprietary and Confidential Information

The Selling Agent agrees on behalf of itself and its managers, officers, and employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Selling Agent may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Trust.  Records and other information which have become known to the public through no wrongful act of the Selling Agent or any of its employees, agents or representatives, and information that was already in the possession of the Selling Agent prior to receipt thereof from the Trust or its agent, shall not be subject to this paragraph.

Further, the Selling Agent will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time.  In this regard, the Selling Agent shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.

9.	Records

The Selling Agent shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder.  The Selling Agent agrees that all such records prepared or maintained by the Selling Agent relating to the services to be performed by the Selling Agent hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Trust or its designee on and in accordance with its request.

10.	Compliance with Laws

The Trust has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2002 and the policies and limitations of the Fund relating to its portfolio investments as set forth in its Prospectus.  The Selling Agent’s services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Board of Trustee’s oversight responsibility with respect thereto.

11.	Term of Agreement; Amendment; Assignment

A.
This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Exhibit A to this Agreement relating to that Fund is executed.  Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof.  Thereafter, if not terminated, this Agreement shall continue in effect automatically as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by: (i) the Trust’s Board, or (ii) the vote of a “majority of the outstanding voting securities” of a Fund, and provided that in either event, the continuance is also approved by a majority of the Trust’s Board who are not “interested persons” of any party to this Agreement, by a vote cast in person at a meeting called for the purpose of voting on such approval.

B.
Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund: (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties, or (iii) upon not less than 60 days’ written notice, by either the Trust upon the vote of a majority of the members of its Board who are not “interested persons” of the Trust and have no direct or indirect financial interest in the operation of this Agreement, or by vote of a “majority of the outstanding voting securities” of a Fund, or by the Selling Agent.  The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Selling Agent and the Trust.  If required under the 1940 Act, any such amendment must be approved by the Trust’s Board, including a majority of the Trust’s Board who are not “interested persons” of any party to this Agreement, by a vote cast in person at a meeting for the purpose of voting on such amendment.  In the event that such amendment affects the Adviser, the written instrument shall also be signed by the Adviser.  This Agreement will automatically terminate in the event of its “assignment.”

C.	As used in this Section, the terms “majority of the outstanding voting securities,” “interested person,” and “assignment” shall have the same meaning as such terms have in the 1940 Act.

D.	Sections 5, 7 and 8 shall survive termination of this Agreement.

12.	Duties in the Event of Termination

In the event that, in connection with termination, a successor to any of the Selling Agent’s duties or responsibilities hereunder is designated by the Trust by written notice to the Selling Agent, the Selling Agent will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Selling Agent under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which the Selling Agent has maintained the same, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Selling Agent’s personnel in the establishment of books, records, and other data by such successor.  If no such successor is designated, then such books, records and other data shall be returned to the Trust.

13.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles.  To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

14.	No Agency Relationship

Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

15.	Services Not Exclusive

Nothing in this Agreement shall limit or restrict the Selling Agent from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

16.	Invalidity

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

17.	Notices

Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other parties’ respective addresses as set forth below:

Notice to the Selling Agent shall be sent to:

Quasar Distributors, LLC
Attn:  President
615 East Michigan Street
Milwaukee, Wisconsin  53202

notice to the Trust shall be sent to:

Underlying Funds Trust
Attn:  President
701 Westchester Avenue, Suite 312-W
White Plains, NY  10604

and notice to the Adviser shall be sent to:

Alternative Investment Partners, LLC
Attn:  President
701 Westchester Avenue, Suite 312-W
White Plains, NY  10604

18.	Multiple Originals

This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

UNDERLYING FUNDS TRUST	QUASAR DISTRIBUTORS, LLC
By: /s/ Lee Schulteis Name: Lee Schulteis	By: /s/ James R. Schoenike Name: James R. Schoenike

Title: President	Title: President

ALTERNATIVE INVESTMENT PARTNERS, LLC
By: /s/ Lee Schulteis
Name: Lee Schulteis
Title: President

Exhibit A
to the
Selling Agency Agreement

Series of Underlying Funds Trust

Convertible Bond Arbitrage - I
Fixed Income Arbitrage  - I
Merger Arbitrage - I
Long/Short Equity - Earning Revision - I
Long/Short Equity - Momentum - I
Long/Short Equity - Deep Discount Value - I
Long/Short Equity - International - I
Long/Short Equity - Global - I
Long/Short Equity - REIT - I
Distressed Securities & Special Situations - I
Distressed Securities & Special Situations -2
Global Hedged Income - 1

Exhibit B
to the
Selling Agent Agreement
Series of the Underlying Funds Trust
Fee Schedule

Regulatory Annual Services Per Fund*
                               Number of Funds
$_____ each, for the first fifteen (15) series
$_____ each, for the sixteenth (16th) through   30th series
$_____ each, for the 31st series or any series thereafter.

Fees are billed monthly.

*Subject to annual CPI increase, Milwaukee MSA.

B-1